UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 29, 2009 (December 28, 2009)

Date of original Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121

(Address of principal executive
offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(b)           On December 28, 2009, the Audit Committee of the Board of Directors of Overstock.com, Inc. (the “Company”) engaged KPMG LLP as the Company’s new independent registered public accounting firm to audit the Company’s financial statements, including the financial statements for the fiscal year ending December 31, 2009.

During the Company’s two most recent fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through December 29, 2009, neither the Company nor anyone on its behalf consulted KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits.	99.1	Press Release dated December 29, 2009.

All statements contained in this Form 8-K other than statements of historical fact are “forward-looking statements.” You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, Form 10-Q for the quarter ended September 30, 2009 and in our other reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance
Date:	December 29, 2009